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Exhibit 15.01

May 23, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

        We are aware that our report dated April 22, 2003 on our review of interim financial information of WellPoint Health Networks Inc. (the "Company") as of and for the period ended March 31, 2003, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Amendment No. 1 to Registration Statement dated May 23, 2003.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

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  Exhibit 15.01